United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported) : January 8, 2003




                                   WICKES INC.
                                   -----------
             (Exact name of registrant as specified in its charter)

        Delaware                    1-14967                   36-3554758
        --------                   ----------                 ----------
 (State of Incorporation)     (Commission File No.)         (IRS Employer
                                                          Identification No.)

             706 North Deerpath Drive, Vernon Hills, Illinois 60061
             ------------------------------------------------------
                    (Address of principal executive offices)
                                 (847) 367-3400
                                 --------------
              (Registrant's telephone number, including area code)



Item 5. Other Events:
--------------------

In correspondence dated January 8, 2003, both Harry T. Carneal and Robert T.Shaw submitted their letters of resignation from the positions they held on the Board of Directors of the Company. At a scheduled board meeting held on January 14, 2003, the board resolved to accept the resignations and to send a formal expression of the Company's gratitude for their years of service. Both Mr. Carneal and Mr. Shaw have been directors of the Company since 1998. The resignations of Mr. Carneal and Mr. Shaw were not the result of a disagreement with the Company, other board members, or for any cause.


Exhibits:
---------

99.1     Letter of resignation from Harry T. Carneal
99.2     Letter of resignation from Robert T. Shaw

                                                                    Exhibit 99.1


                                 January 8, 2003



Via Telecopy to (847) 367-3767 and Federal Express


Steve Wilson
Chairman of the Board
Wickes, Inc.
706 North Deerpath Drive
Vernon Hills, IL 60061
Phone: (847) 367-3400


Dear Mr. Wilson:

     I resign my position as a Director of Wickes, Inc. effective today. Such resignation includes the resignation from any positions I may have on any Board Committees. Thank you.

                                                Sincerely,


                                                /s/ Harry T. Carnea1
                                                --------------------
                                                    Harry T. Carnea1

                                                                    Exhibit 99.2


                                 January 8, 2003



Via Telecopy to (847) 367-3767 and Federal Express


Steve Wilson
Chairman of the Board
Wickes, Inc.
706 North Deerpath Drive
Vernon Hills, IL 60061
Phone: (847) 367-3400


Dear Mr. Wilson:

     I resign my position as a Director of Wickes, Inc. effective today. Such resignation includes the resignation from any positions I may have on any Board Committees. Thank you.


                                                Sincerely,



                                                /s/ Robert T. Shaw
                                                ------------------
                                                    Robert T. Shaw